UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2018

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 29, 2018, Netlist, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”), notifying the Company that its securities are subject to delisting from the Nasdaq Capital Market because the Company is not in compliance with certain of Nasdaq’s requirements for continued listing. Specifically, (i) the Company failed to comply with Nasdaq Listing Rule 5550(a)(2) in September 2017 because, for a period of 30 consecutive business days, the bid price of its common stock had not closed at or above the minimum of $1.00 per share, (ii) the Company failed to regain compliance with this rule within the 180-day period afforded by Nasdaq rules to regain compliance, and (iii) the Company is not automatically eligible for a 180-day extension of the deadline to regain compliance with this rule due to its failure to comply with the stockholders’ equity initial listing requirement for the Nasdaq Capital Market. Also as previously reported, the Company is also not in compliance with certain other Nasdaq listing rules, including Nasdaq Listing Rule 5550(b)(2), which the Company violated because, in January 2018, the market value of its common stock, calculated based on the then-most recent total shares outstanding multiplied by the closing bid price per share, fell below a minimum of $35.0 million for a period of 30 consecutive business days.

In accordance with the Nasdaq Listing Rules 5800 Series, the Company is entitled to appeal the delisting determination to a Nasdaq Hearings Panel (a “Panel”) pursuant to the procedures set forth in these rules. A request for a hearing before such a Panel will stay the delisting of the Company’s common stock pending the Panel’s decision. The Company has elected to pursue such an appeal, and it will request a hearing for the appeal within the time period prescribed by applicable Nasdaq rules. As a result, the Nasdaq delisting notification letter does not immediately impact the Company’s listing on the Nasdaq Capital Market, and the Company’s common stock remains listed thereon pending the results of the appeal.

In its appeal, the Company will request additional time to regain compliance with applicable Nasdaq rules, and the Company will be asked to provide a plan to regain compliance to the Panel. The likelihood of success on the appeal is unpredictable, and any failure to so succeed and maintain the Company’s listing on the Nasdaq Capital Market would subject the Company to a number of risks, including, among others, declines in the market price and liquidity of its common stock. These risks are described in more detail in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2018.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other things, the Company’s plan to submit a request for an appeal of Nasdaq’s delisting determination; the Company’s likelihood of success on such an appeal; and the risks to the Company if the appeal is not successful or, even if successful, the Company is not able to regain compliance with applicable Nasdaq rules or is otherwise delisted from the Nasdaq Capital Market. Forward-looking statements reflect the Company’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements, including, among others, risks related to the Company’s appeal of Nasdaq’s delisting determination, including the unpredictability of success on the appeal, and risks related to the Company’s ability to maintain its listing on the Nasdaq Capital Market in the near term or on a long-term basis. In light of these risks, uncertainties and other factors, forward-looking statements should not be relied on as predictions of future events. All forward-looking statements reflect the Company’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: April 4, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary